       Exhibit No. 10.7 to Form 8-K dated July 12, 1996        File No. 0-25022
       ------------------------------------------------        ----------------


               A S S E T    P U R C H A S E    A G R E E M E N T


     This Asset Purchase Agreement ("Agreement") is made and entered into this July 12, 1996 by and among CASINO CASINO PLC, a company organized in the Island of Nevis under Section 4(6) of the Nevis Business Corporation Ordinance 1984, as amended, whose address is P.O. Box 556, Main Street, Charlestown, Nevis, as the Seller (the "Seller"); and CHELSEA ATWATER, INC., a Nevada corporation whose address is 90 Madison, Suite 707, Denver, Colorado 80206, as Purchaser ("Chelsea").

                                   RECITALS:

     A. West Indies Casinos and Consultants Limited, a limited liability company organized in St. Vincent and the Grenadines under the provisions of the Companies Act, Chapter 219 ("Landlord"), owns in fee simple that certain property described as all that part or portion of the main building situated at the town of Peniston, on a portion of the Peniston Estate in the Parish of St. Andrew in the State of St. Vincent and the Grenadines, being the portion of the buildings there situated known as the Emerald Valley Resort and Casino in which a gambling casino is operated known as "Casino Peniston", including the bar area lounge, rooms, restrooms, office and the generator room, and including all gaming table apparatus, cutlery, furniture, fixtures and equipment (collectively, the "Casino Premises"), together with the immediate curtilage and the front gardens and lawn and the first buildings which contain Chalets 7/8, 9/10 and 11/12, including all furniture, fixtures, equipment and bedding. All such premises, including the Casino Premises, are hereinafter referred to as the "Demised Premises."

     B. Emerald Isle Casino Limited, a limited liability company organized in St. Vincent and the Grenadines under the provisions of the Companies Act, Chapter 219 ("Emerald Isle"), holds a valid gaming license granted under the relevant laws of St. Vincent and the Grenadines to operate a casino and gaming operations on the Casino Premises (the "License").

     C. Pursuant to that certain Lease dated December 31, 1994, among Landlord, Emerald Isle and the San Jose Group, an unincorporated partnership of Thomas Evans and Richard C. Ayers ("San Jose Group"), as tenant, the San Jose Group was granted a lease of (i) the Demised Premises generally and of the Casino Premises specifically, and (ii) the License itself and all right of Emerald Isle to operate a casino or gaming operations on the Casino Premises or elsewhere pursuant to the License, all for six (6) one-year periods commencing with the year beginning on February 1, 1995 and ending January 31, 1996, and for the five
(5) suceeding one-year periods thereafter, ending on January 31, 2000 (the "Premises and Casino Lease").

     D. San Jose Group has, by instrument dated February 1, 1995, assigned to E.V.A. LIMITED, a limited liability company organized in St. Vincent and the Grenadines under the provisions of the Companies Act, Chapter 219 ("EVA"), all of its rights whatever in, to and under the Premises and Casino Lease (the "Lease Assignment").

     E. Pursuant to that certain Option to Purchase dated June 26, 1996, between EVA and Seller, EVA granted to Seller an option for a period of eighteen months (the "Option") to purchase, for the sum of US$500,000.00 in cash (the "Exercise Price"), a direct assignment by EVA of the Premises and Casino Lease, or alternatively, to purchase for such sum all of the issued and outstanding shares of capital stock of EVA, excepting such nominal number of those shares as may be required by law or otherwise to be retained by citizens or residents of St. Vincent and the Grenadines (the "EVA Option Shares").

     F. Pursuant to that certain Management Agreement dated June 26, 1996, between EVA and Seller ("Management Agreement"), EVA appointed Seller for an eighteen-month period as the sole and exclusive manager for the purposes of operating and managing the sports betting portion of the casino business carried on by EVA at Casino Peniston pursuant to the Casino License (the "Sportsbook").

     G. WHEREAS, Chelsea desires to buy from Seller, and Seller desires to sell and assign to Chelsea, or a wholly owned subsidiary of Chelsea, upon the terms and subject to the conditions of this Agreement, all of Seller's rights and obligations under the Management Agreement and Option.

     H. WHEREAS, the respective boards of directors of Chelsea and Seller have approved the execution of this Agreement and performance of their respective obligations hereunder.

     NOW THEREFORE, for and in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, and subject to the terms and conditions of this Agreement, the parties hereto agree as follows:

     1.    PURCHASE AND SALE.

     1.01 Assets to be Sold and Purchased. (a) Subject to and upon the terms and conditions of this Agreement, at the closing Seller shall sell, transfer, assign, convey and deliver to Chelsea or Chelsea's wholly owned subsidiary, free and clear of all adverse claims, security interests, liens, claims and encumbrances (other than as specifically agreed to herein by Chelsea), and Chelsea or its subsidiary shall purchase, accept and acquire from Seller, all of Seller's rights and obligations under the Option and Management Agreement (the "Assets") except the retained interest described below. This purchase and sale transaction is sometimes referred to herein as the "Purchase". Chelsea shall receive good and merchantable title to the Assets. In full payment for the Assets, Chelsea shall sell, issue and deliver to Seller the following securities:

           (i) 239,007 shares of the authorized but heretofore unissued common stock of Chelsea, $.001 par value per share (the "Exchange Shares"); and

           (ii) options (the "Exchange Options") to purchase an aggregate of 900,000 shares of the authorized but heretofore unissued common stock of Chelsea, $.001 par value per share (the "Exchange Option Shares"), as more particularly described below:

                 (A) Options to purchase 300,000 shares, exercisable from the date of issuance through July 7, 1999 at a price of US$2.50 per share, subject to adjustment; and

                 (B) Options to purchase 300,000 shares, exercisable from the date of issuance through July 7, 2001 at a price of US$5.00 per share, subject to adjustment; and

                 (C) Options to purchase 300,000 shares, exercisable from the date of issuance through July 7, 2002 at a price of US$10.00 per share, subject to adjustment.

           (b) In order to exercise the Exchange Options, holders thereof shall be required, unless waived by the Company, to give the Company not less than sixty-five (65) days' written notice prior to such exercise. Otherwise, any attempted exercise shall be effective only upon the earlier of (i) 65 days from the date the exercising holder originally notified the Company in writing of his intent to exercise, or (ii) if the holder gave no prior notice of intent to exercise to the Company, 65 days from the date of the Company's receipt of the exercise, which shall be treated as the required notice and shall not be effective as an exercise until the lapse of the 65-day period from the Company's receipt thereof.

           (c) The number of Exchange Option Shares purchasable upon exercise of any Exchange Options will be subject to adjustment if the Company is reorganized, merged, consolidated or party to a plan of exchange with another corporation pursuant to which shareholders of the Company receive any shares of stock or other securities, or in the event of any sale or other transfer of all or substantially all of the Company's assets, or in case of any reclassification of Company's common stock. Holders of Exchange Options shall be entitled, after the occurrence of any such event, to receive on exercise thereof the kind and amount of shares of stock or other securities, cash or other property receivable upon such event by a holder of the number of Common Shares issuable upon exercise of the Exchange Option immediately prior to occurrence of the event. In addition, the number of Exchange Option Shares issuable will be appropriately adjusted if the Company's common stock is split or combined.

     (d) The Exchange Shares and Exchange Options together constitute the entire Purchase Price and consideration payable for the Assets. Seller shall execute under seal and deliver to Chelsea a formal assignment of the Option and Management Agreement. The Exchange Shares shall not be subject to any preemptive rights, options or similar rights on the part of any shareholder or creditor of Chelsea or any other person. Seller acknowledges the sufficiency of the Purchase Price. Seller acknowledges that the Purchase will not qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended, or applicable tax laws of the Island of Nevis, and Seller shall be responsible for any income or other taxes payable by it in respect of the sale of the Assets. Upon consummation of the Closing, Seller shall have no further rights in or claims as to the Assets and shall have only the rights of shareholders and option holders of Chelsea.

     1.02 Exchange Shares not Registered. (a) Seller acknowledges and agrees that the Exchange Shares and Exchange Options have not been registered under the Securities Act of 1933, as amended ("Act"), but are being sold and issued in reliance upon exemptions from registration provided by Rule 903(c)(2) of Regulation S under the Act, on the grounds that the Purchase does not involve any offer or sale of the Exchange Shares, Exchange Options or Exchange Option Shares within the United States of America or to any "U.S. Person", as defined in Regulation S.

           (b) It is intended that the Exchange Shares and Exchange Options will be distributed by Seller to its shareholders of record, none of which is a U.S. Person ("Shareholders"). Each Shareholder must acquire the Exchange Shares and Exchange Options for his, her or its own account, with no intent to evade the registration requirements of the Act. Each Shareholder shall be required, prior to receiving any Exchange Shares or Exchange Options, to execute and deliver to Chelsea a subscription agreement in customary form prepared by Chelsea. The Exchange Shares and Exchange Options shall be subject to a 40-day restricted period, which shall commence on the date that the offering of Exchange Shares and Exchange Options is deemed to be completed; and during such 40-day restricted period, neither the Exchange Shares, Exchange Options nor any Exchange Share Options may be offered or sold within the United States nor to any U.S. Person.

     1.03 No Restrictive Legend. Certificates evidencing Exchange Shares, Exchange Options and Exchange Option Shares shall not bear any form of investment or other legend.

     1.04 Reservation of Retained Interest. Notwithstanding paragraph (a) preceding or any other provision of this Agreement, Seller shall retain forever and shall not be deemed to transfer as part of the Assets the right to eight percent (8%) of the net revenues produced by the Sportsbook, as such term is defined in the Management Agreement, and actually paid to and received by Chelsea (the "Retained Interest"). The term "net revenues" means revenues to Chelsea after payment or deduction of all payouts to winning bettors, all expenses, charges and reserves, any other revenue interests granted by Chelsea and any other revenue or net revenue burdens, such as payments to licensees. The Retained Interest shall not affect or apply to any part of the operations of Casino Peniston whatsoever other than Sportsbook operations thereof or apply to any other operations or revenues of Chelsea whasotever.

     1.05 Closing. Subject to the conditions precedent set forth herein, the closing of all transactions herein contemplated ("Closing") shall occur at a place and time and on a date established by mutual agreement of the parties. This Agreement shall be effective and binding when signed by all parties.

     1.06 Certain Filings. Seller acknowledges that Chelsea is subject to the reporting and informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act") and that certain filings with the U.S. Securities and Exchange Commission ("Commission) may be necessary in relation to the purchase of Assets. Seller further acknowledges that it will be required to file with the Commission, within 10 days of issuance of the Exchange Shares, a report of beneficial ownership on Form 3, unless the Exchange Shares and Exchange Options are transferred as soon as possible to the shareholders of Seller.

     1.07 Continuing Obligation of Seller. The parties acknowledge and agree that the purpose of this Agreement and related agreements is to irrevocably convey and deliver to Chelsea all existing and potential rights of Seller under the Option and Management Agreement. Seller therefore agrees to execute and deliver to Chelsea such other or further agreements or instruments as may become necessary to accomplish the intent of the parties herein.

     1.08 Consent of Shareholders. Should the consent of Seller's shareholders be deemed for any reason be deemed necessary for the sale of the Assets, Seller shall take such lawful steps as may be necessary to obtain such consent and affirmatively represents and warrants to Chelsea that such consent has been obtained informally and can be formally obtained without undue delay or expense.

     2. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby represents and warrants to Chelsea that the following are true and correct as of the date hereof and will be true and correct through the Closing Date as if made on that date:

           (a)  Seller is a company duly organized in the Island of Nevis under
Section 4(6) of the Nevis Business Corporation Ordinance 1984, as amended, validly existing and in good standing under the provisions of such law, with all requisite power and authority to carry on the business in which it is engaged, to have and hold the Option and Management Agreement in accordance with their respective terms. Seller is not a public company and its shares are not publicly quoted or traded.

           (b) As of the effective date of this Agreement, the authorized capital stock of Seller consists of 20,000,000 shares of common stock, $.0001 each, of which 1,000,000 shares are issued and outstanding, all of which are validly issued, fully paid and nonassessable. Chelsea shall be given a current list of the registered holders of all such outstanding shares and the number of shares held by each. No shares of preferred stock are authorized or outstanding.

           (c) There are no claims, actions, suits, proceedings or investigations of any kind pending or threatened against or affecting Seller or any of its properties or assets or business anywhere in the world.

           (d) The Option to Purchase and Management Agreement were duly executed and consummated and were duly approved by all requisite corporate action of EVA and are in full force and effect and are not in default in any way.

           (e) To the best of Seller's knowledge, EVA has complied in all material respects with the Premises and Casino Lease and the Casino License and all applicable laws, regulations and rules, applicable to the Demised Premises, the Casino Premises and the business of Casino Peniston.

           (f) No consent, approval, authorization or order of any court, or other agency or authority of the Island of Nevis or of St. Vincent and the Grenadines is required for Seller to execute, deliver or consummate this Agreement or sell or deliver the Assets.

           (g) All originals and/or copies of Seller's Memorandum of Association and Articles of Association, each as amended to date, and all minutes of meetings and written consents in lieu of meetings of shareholders, directors and committees of directors of Seller, financial data, and any and all other documents, material, data, files, or information which have been or will be furnished to Chelsea, are and will be true, complete, correct and unmodified originals and/or copies of such documents, information, data, files or material.

           (h) Prior to the consummation of the proposed Purchase, the Seller shall not, without the prior written consent of Chelsea, make or consent to any changes in either the Option or Management Agreement.

           (i) No shareholder of record or person known to Seller to be a beneficial owner of Seller's capital stock or to have a beneficial ownership interest in or to Seller's capital stock is a "U.S. Person" as such term is defined in Rule 902(o) of Regulation S under the Act.

           (j) The sale of the Assets will not constitute a sale of all or substantially all of Seller's assets or constitute a "bulk sale" of Seller's assets, and no prior or subsequent approval of the sale or delivery of the Assets by Seller's shareholders will be necessary for any purpose.

           (k) Seller agrees to make available to Chelsea access to any and all corporate and financial files and records of Seller for inspection prior to Closing.

     3. REPRESENTATIONS AND WARRANTIES OF CHELSEA. Unless specifically stated otherwise in this Agreement, Chelsea represents and warrants to Seller that the following are true and correct as of the date hereof and will be true and correct through the Closing Date as if made on that date.

         (a) The Exchange Shares, Exchange Options and Exchange Option Shares will be, when issued, validly issued, fully paid and nonassessable, the sale, issuance and delivery thereof on the terms herein contemplated has been authorized by all requisite corporate action of Chelsea, and that such shares will not be be subject to any preemptive rights, options or similar rights on the part of any shareholder or creditor of Chelsea or any other person.

         (b) Chelsea is and on the Closing Date will be duly organized, validly existing and in good standing under the laws of the State of Nevada, with all requisite power and authority to carry on the business in which it is engaged, to own the properties and assets it owns, and is duly qualified and licensed to do business and is in good standing in all jurisdictions where the nature of its business makes such qualification necessary.

         (c) As provided in its Articles of Incorporation, the authorized capital stock of Chelsea consists of 50,000,000 common shares, US$.001 par value, of which 622,649 common shares have been issued and are outstanding; and 5,000,000 preferred shares, par value US$.001, none of which has been issued or are outstanding.

         (d) Except as disclosed in writing to Seller, Chelsea has no outstanding warrants, options or similar rights to subscribe for or purchase shares of its capital stock (nor any securities convertible into or exchangeable for its capital stock), nor are there any other securities outstanding convertible into or exchangeable for its common stock, and there are no contracts or commitments pursuant to which any person may acquire or Chelsea may become bound to issue any shares of its capital stock.

         (e) There are no claims, actions, suits, proceedings or investigations pending or threatened against or affecting Chelsea in any court or by or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or other instrumentality, domestic or foreign, or arbitration tribunal or other forum. There are no judgments, decrees, injunctions, writs, orders or other mandates outstanding to which Chelsea is a party or by which it is bound or affected.

         (f) Chelsea will provide to Seller Chelsea's audited balance sheet and the other financial statements of Chelsea for such periods as Seller's reasonably requests. All such statements shall fairly present the assets, liabilities and financial condition of Chelsea as of the respective dates thereof, and all shall have been prepared in conformity with generally accepted accounting principles, consistently applied during the periods covered. For purposes of this Agreement, such statements shall include all notes thereto.

         (g) Chelsea has not incurred any liabilities or obligations whatever (whether direct, indirect, accrued, contingent, absolute, secured or unsecured or otherwise), which singly or in the aggregate are material to its assets, operations or financial condition, except as reflected in Chelsea's financial statements or disclosed in writing to Seller.

         (h) All income, excise, unemployment, social security, occupational, franchise and other taxes, duties, assessments or charges levied, assessed or imposed upon Chelsea by the United States or by any state or municipal government or subdivision or instrumentality thereof have been duly paid or adequately provided for, and all required tax returns or reports concerning any such items have been duly filed or will be so filed.

         (i) The execution, delivery and performance by Chelsea of this Agreement and any other agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate action of Chelsea. This Agreement and any other agreement contemplated hereby have been or will be as of the Closing Date duly executed and delivered by Chelsea and constitutes and will constitute legal, valid and binding obligations of Chelsea, enforceable against it in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies. The approval of Chelsea's shareholders is not necessary for Chelsea's execution and performance of this Agreement.

          (j) No consent, approval, authorization or order of any court or governmental agency or other body is required for Chelsea to execute and perform its obligations under this Agreement. Neither the execution, delivery, consummation or performance of this Agreement shall conflict with, constitute a breach of Chelsea's articles of incorporation and bylaws, as amended to date, or any note, mortgage, indenture, deed of trust or other agreement of instrument to which Chelsea is a party or by which it is bound nor, to the best of Chelsea's knowledge and belief, any existing law, rule, regulation, or any decree of any court or governmental department, agency, commission, board or bureau, domestic or foreign, having jurisdiction over Chelsea.

          (k) Chelsea is subject to the reporting and information requirements of Section 13 of the Exchange Act, and is current in all filings required thereunder.

          (l) The execution and performance of this Agreement and compliance with the provisions hereof will not violate, with or without giving notice and/or the passage of time, any provisions of law applicable to Chelsea. All statements made by Chelsea in this Agreement, or in any exhibit or schedule hereto, or in any document or certificate executed and delivered herewith, are true, correct and complete as of the date of this Agreement and will be so as of the Closing Date. All copies of documents provided and to be provided by Chelsea are and shall be true and correct copies of such documents.

     4. CONDITIONS TO OBLIGATIONS OF THE PARTIES; DELIVERIES. All obligations of the parties under this Agreement are subject to the fulfillment, prior to the Closing, of all conditions precedent and to performance of all covenants and agreements and completion of all deliveries contemplated herein, unless specifically waived in writing by the party entitled to performance or to demand fulfillment of the covenant or delivery of the documents. Chelsea's obligations to purchase and pay for the Assets are further subject to the representations and warranties of Seller being true and correct at the Closing and to the actual sale and delivery of the Assets at Closing; and the sale, transfer, assignment, conveyance and delivery of the Assets is further subject to the representations and warranties of Chelsea being true and correct at the Closing.

     4.01 Documents to be Delivered to Chelsea. At the Closing, the following documents shall be delivered to Chelsea by Seller or the Shareholders, as the case may be, which documents shall be satisfactory in form and content to Chelsea's counsel:

          (a) A copy of the directors' resolution or the minutes of the meeting of the directors of Seller approving the execution and performance of this Agreement.

          (b) Any schedules and exhibits called for in this Agreement, properly completed.

          (c) Formal assignments of the Option and Management Agreement, which shall reflect the existence of the Retained Interest.

     4.02 Documents to be Delivered to Seller. At the Closing, the following documents shall be delivered to Seller by Chelsea, which documents shall be satisfactory in form and content to Seller's counsel:

          (a) To the Shareholders, certificates evidencing the Exchange Shares and Exchange Options in the proper denominations.

          (b) To Seller, a copy of the directors' resolution or the mintutes of the meeting of the directors of Chelsea approving the execution and performance of this Agreement.

          (d) To Seller, any schedules and exhibits called for in this Agreement.

     4.04 Conditions Precedent. The obligations of the parties under this Agreement are subject to the satisfaction of the following conditions, unless waived in writing, on or prior to the Closing, in addition to any other terms and conditions precedent set forth in this Agreement:

          (a) The representations and warranties of every party contained in this Agreement shall be in all material respects true and correct on and as of the Closing Date as if made on such date.

          (b) Chelsea and Seller each shall have performed all covenants and agreements, satisfied all conditions and complied with all other terms and provisions of this Agreement to be respectively performed, satisfied or complied with by it as of the Closing Date.

          (c) Chelsea shall not have discovered any material error, misstatement or omission in or failure of any representation or warranty made by Seller, and Seller shall not have discovered any material error, misstatement or omission in or failure of any representation or warranty made by Chelsea.

          (d) Chelsea shall have completed a due diligence examination of Seller reasonably satisfactory to Chelsea covering all books, records, contracts and other documents and all financial affairs of Seller. Seller shall have completed a due diligence examination of Chelsea reasonably satisfactory to Seller covering all books, records, contracts and other documents and all financial affairs.

          (e) Between the date of this Agreement and the Closing Date, Seller shall not have done any act or engaged in any course of conduct prohibited in this Agreement without the prior written consent of Chelsea.

          (f) All legal matters in connection with this Agreement and the consummation of all transactions herein contemplated, and all documents and instruments delivered in connection herewith shall be reasonably satisfactory in form to each party.

          (g) No injunction or restraining order of any federal or state court is in effect which prevents the purchase of the Assets or issuance and delivery of the Exchange Shares and Exchange Options, and no lawsuit or other proceeding has been filed by any person by the Closing Date contesting or attempting to enjoin either action, and no action is taken and no law is passed after the date of this Agreement which prevents the purchase of the Assets or issuance and delivery of the Exchange Shares and Exchange Options.

     5. ADDITIONAL COVENANTS OF THE PARTIES. The parties agree that, prior to the Closing:

          (a) The parties hereto each will use their best efforts to cause this Agreement and all related agreements to become effective, and all transactions herein and therein contemplated to be consummated, in accordance with its and their terms, to obtain all required consents, waivers and authorizations of governmental entities and other third parties, to make all filings and give all notices to those regulatory authorities or other third parties which may be necessary or reasonably required in order to effect the transactions contemplated in this Agreement, and to comply with all federal, local and state laws, rules and regulations as may be applicable to the contemplated transactions.

          (b) The parties each agree that it will not do any thing or act prohibited by this Agreement or any related agreement, or fail to do any thing or act which it has undertaken to do in this Agreement or any related agreement.

     6.   TERMINATION OF THIS AGREEMENT.

     6.01 Grounds for Termination. This Agreement shall terminate:

          (a)  By mutual written consent of Chelsea and Seller;

          (b)  By Seller or Chelsea, if:

                  (i) all the conditions precedent to its respective obligations hereunder have not been satisfied or waived prior to the Closing Date, as it may be accelerated or extended;

                  (ii) either party shall have defaulted or refused to perform in any material respect under this Agreement, or if Chelsea or Seller should have reasonable cause to believe there has been a material representation concerning, or failure or breach of, any representation or warranty by the other party, or if it appears that either Seller or Chelsea has committed any unlawful acts affecting the other party;

                  (iii) the transactions contemplated in this Agreement and related agreements have not been consummated on the Closing Date, as it may be accelerated or extended, OR

                  (iv) either Chelsea or Seller shall reasonably determine that the transactions contemplated in this Agreement have become inadvisable by reason of the institution or threat by any federal, state or municipal governmental authorities or by other person whatever of a formal investigation or of any action, suit or proceeding of any kind against either or both parties which in one party's reasonable belief is material in light of the other party's business, prospects, properties or financial condition;

     6.02 Manner of Termination. Any termination of this Agreement shall be made in accordance with the above listed grounds and, if terminated by a corporation, shall be evidenced by written resolution of the terminating party's board of directors. Written notice of termination shall be given to the other party as required in this Agreement as promptly as is practical under the circumstances. Upon a party's receipt of such termination notice, this Agreement shall terminate and the transactions herein contemplated shall be abandoned without further action by the parties.

     6.03 Survival of Confidentiality Provisions. Upon termination of this Agreement for any reason, (i) the covenants of the parties concerning the confidentiality and proprietary nature of all docuemnts and other information furnished hereunder shall remain in force except as to information which has otherwise become public knowledge, and (ii) each party shall promptly return all documents received from the other party in connection with this Agreement. This Section constitutes a mutual covenant of the parties, and either may judicially enforce it.

     7. NECESSARY INFORMATION. Seller shall furnish to Chelsea promptly upon its request all information regarding Seller and its business, assets, properties, and financial condition which, in the judgment of Chelsea, is necessary to enable Chelsea to conduct its due diligence examination relating to the proposed purchase of the Assets. Each of the parties hereto shall furnish to the others all information concerning such party required for inclusion in any application or statement to be filed or made by the other party with or to any governmental agency or other third party in connection with the proposed sale of the Assets.

     8.   MISCELLANEOUS PROVISIONS.

          (a) This Agreement shall be binding upon the parties, and respective successors, assigns and legal representatives and shall be governed and interpreted under the laws of the State of Nevada. This Agreement shall be interpreted as if all parties shared equally in its drafting and preparation.

          (b) The parties agree to conduct themselves and their mutual dealings in connection with this Agreement in accordance with the highest standards of commercial honor.

          (c) This Agreement and the agreements contemplated hereby constitute the entire agreement of the parties regarding the subject matter hereof, and supersede all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

          (d) If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Further, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

          (e) This Agreement may be amended, modified, or supplemented only by instrument in writing executed by all parties.

          (f) The parties shall bear their own fees and expenses incurred in connection with the transactions contemplated herein.

          (g) This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing facsimile signature of a party shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

          (h) The failure of either party to insist, in any one or more instances, upon the performance of any of the terms, covenants or conditions herein or to exercise any right hereunder shall not be construed as a waiver or relinquishment of the right in the future to insist upon full performance of such term, covenant or condition.

          (i) Neither this Agreement nor any right created hereby or in any agreement entered into in connection with the transactions contemplated hereby shall be assignable by any party hereto without the written consent of the parties not seeking assignment. No such assignment shall relieve the assignor of any obligations created under this Agreement.

          (j) Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties and their respective heirs, legal representatives, successors and assigns. Neither this Agreement nor any other agreement contemplated hereby shall be deemed to confer upon any person not a party hereto or thereto any rights or remedies hereunder or thereunder.

          (k) Each party shall keep this Agreement and its terms confidential, and shall make no press release or public disclosure, either written or oral, regarding the transactions contemplated by this Agreement without the prior knowledge and consent of the other parties hereto; provided that the foregoing shall not prohibit any disclosure (i) by press release, Form 8-K filing or otherwise that is required by federal securities laws, and (ii) to attorneys, accountants, investment bankers or other agents of the parties assisting the parties in connection with the transactions contemplated by this Agreement. In the event that the transactions contemplated hereby are not consummated for any reason whatsoever, the parties hereto agree not to disclose or use any confidential information they may have concerning the affairs of the other parties, except for information that is required by law to be disclosed.

          (l) Any notice or communication hereunder or in any agreement entered into in connection with the transactions contemplated hereby must be in writing and given by depositing the same in the United States or Island of Nevis mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, by telefax transmission or by delivery by use of a messenger which regularly retains its delivery receipts. Such notice shall be deemed received on the date on which it is delivered to the addressee. For purposes of notice, the addresses of the parties shall be the addresses set forth in the preamble to this Agreement or any address subsequently furnished in writing by a party.

          (m) Each party represents and warrants to the others and agrees that it has not employed or engaged, and will not employ or engage, any person as a finder or broker in connection with the transactions contemplated herein, and that no person is entitled to compensation as a finder or broker. Each party hereby indemnifies the other parties and holds the other parties harmless from and against any claims of any third persons claiming to have acted as a finder or broker in connection with the transactions herein contemplated, and such indemnity shall include all expenses, costs and damages arising from or related to such claims, including reasonable attorneys fees.

     IN WITNESS WHEREOF, all parties have executed this Agreement, and Seller and Chelsea have initialled every preceding page hereof, as of the dates respectively indicated below.

CHELSEA ATWATER, INC.                         CASINO CASINO, PLC



By:  /s/ John D. Brasher Jr.                  By:   /s/ Michael Ryan
   --------------------------------               -----------------------------
       John D. Brasher Jr., CEO                      Authorized Officer